UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2011

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-53566 (Commission File Number)	98-0521484 (I.R.S. Employer Identification No.)

10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
[Missing Graphic Reference] (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: +86 1586 311 1662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

As previously reported, on February 3, 2010, Changda International Holdings, Inc. (the “Company”) issued promissory notes in the aggregate principal amount of $900,000 to certain accredited investors (the “February 2010 Notes”).  The February 2010 Notes bear interest at 20% and matured on August 3, 2010 (the “Maturity Date”).  On August 3, 2010, holders of an original aggregate of $200,000 of February 2010 Notes (the “200K Holders”) entered into an agreement with the Company pursuant to which the Maturity Date of the February 2010 Notes held by the 200K Holders was extended until December 1, 2010 (the “December 2010 Maturity Date”).   On December 7, 2010, the 200K holders entered into a subsequent agreement with the Company pursuant to which the December 2010 Maturity Date of the February 2010 Notes held by such persons has been further extended until January 21, 2011 (the “January 2011 Maturity Date”).

On January 21, 2011, the holder of an original aggregate of $150,000 of February 2010 Notes (the “150K Holder”) entered into an agreement with the Company pursuant to which the January 2011 Maturity Date of the February 2010 Notes held by such person has been further extended until March 31, 2011 (the “New Maturity Date”), provided, however,  the Holder shall have right to convert its principal amount of February 2010 Notes then outstanding, plus accrued but unpaid interest thereon (which is currently equal to a rate of 25% per annum) (the “Owed Amount”), at its sole option, into such number of shares of the Company’s common stock which is equal to the Owed Amount divided by 0.75.  No fractional shares of the Company’s common stock will be issued upon such conversion and all fractional shares shall be rounded up to the nearest whole share.

The Company is currently continuing to work on making further arrangements to honor the remaining obligations under the February 2010 Notes, either from its PRC operating subsidiaries or otherwise, however, there can be no assurance that any such arrangements will ever materialize or be permissible or sufficient to cover any or all of the obligations under the February 2010 Notes.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review this agreement for a complete understanding of the terms and conditions associated with this transaction.

 Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated January 21, 2011 by and between Changda International Holdings, Inc. and certain holders of the February 2010 Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: January 27, 2011	By:	/s/ QingRan Zhu
QingRan Zhu
Chief Executive Officer

3